Integra LifeSciences Completes the Acquisition of ACell, Inc.

PRINCETON, New Jersey, January 20, 2021 -- Integra LifeSciences Holdings Corporation (NASDAQ:IART), a leading global medical technology company, today announced it completed the previously-disclosed acquisition of ACell, Inc.

“Acquiring ACell and its proprietary MatriStem UBM™ technologies will enable Integra to provide more comprehensive complex wound management solutions to address our customers’ most pressing clinical challenges,” said Peter Arduini, president and CEO, Integra LifeSciences. “Together with ACell colleagues, we look forward to continuing to advance wound care innovations for our customers and patients.”

Sullivan & Cromwell LLP is acting as legal advisor to Integra.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cerebroflo®, Certas® Plus, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, SurgiMend®, TCC-EZ®, and VersaTru™. For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements, including statements about our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release.  Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast”. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact
Michael Beaulieu
(609) 529-4812

michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
(609) 208-8121
laurene.isip@integralife.com